Exhibit 5.1

October 31, 2019

Republic Services, Inc.

18500 North Allied Way

Phoenix, Arizona 85054

Ladies and Gentlemen:

We have acted as counsel to Republic Services, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of an unlimited number or dollar or foreign currency amount of: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value per share, to be issued in one or more series (the “Preferred Stock”); (iii) one or more series of debt securities of the Company (the “Debt Securities”), to be issued pursuant to the Indenture, dated as of November 25, 2009, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”); (v) stock purchase contracts that will entitle the holder thereof to purchase or sell a specified number of shares of Common Stock or other securities at a future date or dates (the “Purchase Contracts”); (vi) stock purchase units, consisting of Purchase Contracts and any combination of Common Stock, Preferred Stock, Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement, securing the holder’s obligation to purchase the securities under the Purchase Contract (the “Purchase Units”); and (vii) rights to subscribe for and to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Purchase Units, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals, and the truthfulness of all statements of fact contained therein.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Covered Securities: (i) the execution, delivery and performance by the Company of any indenture supplement, warrant agreement, stock purchase contract agreement, stock purchase unit agreement, and subscription rights agreement or subscription rights certificate (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability

COVINGTON

Republic Services, Inc.

October 31, 2019

thereof, and (iii) the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have assumed that the Company and the Trustee have duly authorized, executed and delivered the Indenture. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Covered Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.    With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize and approve for issuance any shares of Common Stock and to fix or otherwise determine the consideration to be received for the shares of Common Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) the shares of Common stock have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law as contemplated by the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.    With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize and approve the issuance and sale of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor in accordance with such

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Republic Services, Inc.

October 31, 2019

corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Preferred Stock and the plan of distribution, then, upon the happening of such events, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary indenture supplement and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (v) any necessary indenture supplements have been duly authorized, executed and delivered by the Company and the Trustee; and (vi) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.    With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities or other securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the warrant agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, and the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.    With respect to the Purchase Contracts and Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and

COVINGTON

Republic Services, Inc.

October 31, 2019

all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement or a purchase unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable, and to fix or otherwise determine the consideration to be received for the Purchase Contracts or Purchase Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities or other securities to be issued pursuant to such Purchase Contracts or Purchase Units as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary purchase contract agreement or purchase unit agreement, as applicable, has been duly authorized, executed and delivered by the Company and any other party thereto, and the Purchase Contracts or Purchase Units, as applicable, have been duly executed and delivered by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.    With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities or other securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary subscription agreement or subscription rights certificate has been duly authorized, executed by the Company and the rights agent, and the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

COVINGTON

Republic Services, Inc.

October 31, 2019

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; or (v) provisions making notices effective even if not actually received.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP